UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12755 E. Nine Mile Road
Warren, Michigan		48089
(Address of Principal Executive Offices)		(Zip Code)

(586) 920-0100 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 20, 2024, Universal Logistics Holdings, Inc. (“ULH” or the “Company”) announced that in order to best position the Company to execute on its highest priorities, it was terminating the operations of subsidiary, Universal Capacity Solutions, LLC (“UCS”), effective August 23, 2024. UCS is a provider of third-party freight brokerage services. In connection with the announcement, UCS informed a total of approximately 125 employees on August 20, 2024 in Nashville, TN of the termination of their employment. UCS terminated approximately 112 of these employees on August 20, 2024, and the Company anticipates that the remainder’s employment will terminate by September 13, 2024.

The Company currently estimates that it will incur pre-tax charges in the range of $6.0 million to $7.0 million, primarily consisting of severance, related costs, goodwill impairment, and other charges, of which $2.0 million to $3.0 million are expected to be future cash expenditures. The majority of these costs are expected to be incurred during the third quarter of 2024. The charges that we expect to incur are subject to a number of assumptions, including local law requirements, and actual expenses may differ materially from the estimates disclosed above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report on Form 8-K, including our future results of operations or financial condition and timing and charges associated with our initiatives are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “potential,” “project,” or “will” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this Current Report on Form 8-K.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to numerous risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission which is available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political conflicts and macroeconomic conditions, except as required by law.

Item 9.01 Financial Statements and Exhibits.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date:	August 23, 2024	By:	/s/ Steven Fitzpatrick
Steven Fitzpatrick Secretary